Exhibit 99.1

January 19, 2006

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom A. Nicholson	Christopher L. Henson	Bob Denham
Executive Vice President	Senior Executive Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3008	(910) 914-9073

BB&T reports record 2005 net income of $1.65 billion; Operating earnings per share total $3.04, an increase of 8.2%

          WINSTON-SALEM, N.C. — BB&T Corporation (NYSE: BBT) reported today earnings for the fourth quarter and the full year 2005. For the fourth quarter, net income totaled $429.6 million, or $.78 per diluted share, compared with $416.9 million, or $.75 per diluted share, earned during the fourth quarter of 2004. These results reflect increases of 3.0% and 4.0%, respectively, compared to the fourth quarter last year.

          For the full year 2005, BB&T’s net income was $1.65 billion, an increase of 6.1% compared to $1.56 billion earned in 2004. Diluted earnings per share for 2005 totaled $3.00, an increase of 7.1% compared to $2.80 in 2004. Excluding $19.8 million in net after-tax merger-related and nonrecurring charges from 2005 and $3.5 million in net after-tax merger-related charges from 2004, operating earnings for 2005 totaled $1.67 billion, an increase of 7.2% compared to operating earnings of $1.56 billion in 2004. Diluted operating earnings per share totaled $3.04 in 2005, an increase of 8.2% compared to $2.81 earned in 2004.

          Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments, merger-related items and nonrecurring items from earnings. Cash basis operating earnings totaled $448.9 million for the fourth quarter of 2005, an increase of 2.4% compared to the fourth quarter of 2004. Cash basis operating diluted earnings per share were $.82 for the fourth quarter of 2005, an increase of 3.8% compared to $.79 earned during the same period in 2004. Cash basis operating earnings for the fourth quarter of 2005 produced annualized returns on average tangible assets and average tangible shareholders’ equity of 1.73% and 27.88%, respectively, compared to prior year returns of 1.86% and 27.77%, respectively.

MORE

          “Although bottom-line results for the fourth quarter of 2005 were less than we had hoped, I am pleased that we produced solid earnings for the full year and accomplished many of our strategic objectives,” said Chairman and Chief Executive Officer John A. Allison. “Our results for 2005 mark the 24th consecutive year that BB&T has achieved record operating earnings. In addition, we also saw year over year improvement in many of the key areas that contribute to our profitability. We experienced healthy revenue growth in our noninterest income generating businesses, improved our already excellent asset quality, and enjoyed one of our strongest years in terms of combined loan and deposit growth. Our fourth quarter results were negatively affected by a difficult interest rate environment, which compressed our margins, and unusually high growth in noninterest expenses, which largely resulted from the hiring of revenue producers, revenue-based incentives, and a significant new commitment to advertising.”

BB&T Enjoys Strong Loan Growth – Up 10.2%

          Average loans and leases totaled $74.3 billion for the fourth quarter of 2005, reflecting an increase of $6.9 billion, or 10.2% compared to the fourth quarter of 2004. This growth was led by average mortgage loans, which increased 18.4%, average commercial loans and leases, which increased 9.2% and average consumer loans, which increased 7.1% compared to the fourth quarter last year.

Asset Quality Remains Excellent – Nonperforming Assets Improve

          BB&T’s asset quality remained excellent during the fourth quarter of 2005. Nonperforming assets, as a percentage of total assets, decreased to .27% at Dec. 31, 2005 compared to .28% at Sept. 30, 2005 and .36% at Dec. 31, 2004. Annualized net charge-offs were .37% of average loans and leases for the fourth quarter of 2005, a slight decrease from .38% in the fourth quarter of 2004, but up from .30% in the third quarter of 2005 due largely to seasonal factors. Net charge-offs for the full year 2005 were .30% of average loans and leases, a decrease of 6 basis points from .36% for 2004. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were .25% of average loans and leases compared to .27% in the same quarter last year.

BB&T’s Fee Based Businesses Produce Solid Quarterly and Annual Growth Rates

          BB&T’s noninterest income generating businesses produced solid growth rates during the fourth quarter and full year of 2005 compared to 2004. Total noninterest income was $619.0 million for the current quarter, an increase of 12.9% compared with the same period in 2004. For the full year of 2005, noninterest income increased 9.7% to $2.33 billion compared to $2.12 billion for 2004. These increases include higher revenues from insurance operations, trust services, investment banking and brokerage fees and commissions, services charges on deposit accounts and other nondeposit fees and commissions.

          BB&T’s insurance operations continue to expand through acquisitions and internal growth and are the largest provider of noninterest income. Insurance commissions increased 18.0% to $197.4 million in the current quarter compared with $167.3 million earned during the fourth quarter last year. For the full year 2005, insurance commissions totaled $714.2 million, an increase of 15.4% compared to 2004. These increases were the result of growth in commissions from the sale of property and casualty coverage and improved sales of employee benefit-related insurance products.

MORE

          Trust revenues increased 26.9% to $36.9 million in the fourth quarter of 2005 compared with $29.1 million earned in the fourth quarter of 2004. Trust revenues for the full year 2005 totaled $140.6 million, an increase of 17.7% compared to 2004. These increases were primarily attributable to the previously announced merger with Charlotte, N.C. – based Sterling Capital Management LLC, which occurred on April 1, 2005, and growth in mutual fund administration fees.

          BB&T’s investment banking and brokerage operations enjoyed a strong quarter, as fees increased 7.6% to $69.7 million in the fourth quarter of 2005 compared to $64.7 million earned in the same quarter last year. For the full year 2005, investment banking and brokerage commissions totaled $289.6 million, an increase of 9.4% compared to 2004. These increases were primarily driven by growth in revenues from investment banking services and commissions on retail accounts at Scott & Stringfellow.

          Service charges on deposit accounts totaled $141.6 million for the fourth quarter of 2005, an increase of 6.0% compared to $133.6 million earned in the same quarter last year. For the full year 2005, service charges on deposit accounts totaled $542.7 million, an increase of 3.7% compared to 2004. These increases were primarily attributable to growth in revenues from overdraft items and a decrease in fee waivers, which were partially offset by a decline in commercial account revenues due to higher earnings credits and a decline in monthly account service fees on personal checking products.

          Other nondeposit fees and commissions totaled $100.2 million for the fourth quarter of 2005, an increase of 18.2% compared to the fourth quarter of 2004. For the full year 2005, other nondeposit fees and commissions increased 15.9% to $369.3 million. These increases were generated primarily by growth in bankcard fees and debit card related services.

          Revenues from mortgage banking operations totaled $25.4 million for the fourth quarter of 2005, a slight decrease compared to the $26.9 million earned in the fourth quarter last year. For the full year 2005, mortgage banking revenues were $103.8 million, a decrease of 5.7% compared to 2004. These decreases were primarily the result of fluctuations in the valuation allowance for mortgage servicing rights. Current quarter revenues include a net loss of $3.3 million, composed of a recapture of the valuation allowance for mortgage-servicing rights, which was more than offset by hedging activities, compared to a $4.0 million net recapture in the same quarter of 2004. For the full year 2005, earnings include a net recapture of $9.5 million compared to a net recapture of $25.2 million recorded in 2004.

BB&T Receives Strong Debt Ratings

          On Dec. 19, 2005, Dominion Bond Rating Service (“DBRS”) announced that it had initiated debt ratings for BB&T, assigning a AA rating to the senior and subordinated debt of BB&T Corporation and its principal banking subsidiary, Branch Banking & Trust Company. In assigning its ratings, DBRS noted that “BB&T benefits from a powerful banking and financial services franchise in a high-growth, southeastern U.S. footprint.” DBRS also cited that the ratings reflect BB&T’s “strong and stable earnings and robust profitability generated by the franchise, along with BB&T’s ample liquidity and capital.”

MORE

BB&T Expands in Key Markets

          On Dec. 15, 2005, BB&T announced plans to acquire Atlanta, Ga.-based Main Street Banks, Inc. in a $622.7 million stock swap. The merger will strengthen BB&T’s presence in the metro Atlanta area, one of the fastest-growing and most economically vibrant communities in the country. After the merger, BB&T will advance from sixth to fifth in deposit market share in both metropolitan Atlanta and Georgia. With $2.5 billion in assets, Main Street Banks is the largest community bank in metro Atlanta. It operates 24 full-service banking centers in the Atlanta and Athens, Ga., metro areas. The merger, which is subject to shareholder and regulatory approval, is expected to be completed in the second quarter of 2006.

          On Jan. 12, BB&T announced plans to acquire privately held First Citizens Bancorp of Cleveland, Tenn. for $142.6 million in cash and stock. After the merger, BB&T will advance from ninth to seventh in deposit market share in Tennessee and from eighth to first in deposit market share in the Cleveland metropolitan statistical area. With $686 million in assets, First Citizens operates 16 full-service banking centers in Tennessee, two in North Carolina and one in Georgia. The merger, which is subject to shareholder and regulatory approval, is expected to be completed in the second quarter of 2006.

          At Dec. 31, 2005, BB&T had $109.2 billion in assets and operated more than 1,400 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on Jan. 18 was $41.75 per share.

          For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBandT.com.

Earnings Webcast

          To hear a live webcast of BB&T’s fourth quarter 2005 earnings conference call at 11:00 a.m. (EST) today, please visit our Web site at www.BBandT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EST) on Feb. 3.

#

          This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

          This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	12/31/05	12/31/04	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$1,520,417	$1,207,945	$312,472	25.9%
Interest expense	599,484	341,813	257,671	75.4
Net interest income - taxable equivalent	920,933	866,132	54,801	6.3
Less: Taxable equivalent adjustment	21,200	20,091	1,109	5.5
Net interest income	899,733	846,041	53,692	6.3
Provision for credit losses	69,329	65,153	4,176	6.4
Net interest income after provision for credit losses	830,404	780,888	49,516	6.3
Noninterest income	618,962	548,179	70,783	12.9
Noninterest expense	823,987	712,703	111,284	15.6
Operating earnings before income taxes	625,379	616,364	9,015	1.5
Provision for income taxes	199,576	200,556	(980)	(.5)
Operating earnings (1)	$425,803	$415,808	$9,995	2.4%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$.78	$.75	$.03	4.0%
Diluted earnings	.78	.75	.03	4.0
Weighted average shares - Basic	543,879,921	552,053,611
Diluted	548,607,865	557,510,572
Dividends paid per share	$.38	$.35	$.03	8.6%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.57%	1.68%
Return on average equity	15.18	15.17
Net yield on earning assets (taxable equivalent)	3.82	3.97
Efficiency ratio (taxable equivalent) (2)	53.0	50.1

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings	$448,866	$438,242	$10,624	2.4%
Diluted earnings per share	.82	.79	.03	3.8
Return on average tangible assets	1.73%	1.86%
Return on average tangible equity	27.88	27.77
Efficiency ratio (taxable equivalent) (2)	50.9	47.8

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	12/31/05	12/31/04	$	%

INCOME STATEMENTS
Interest income	$1,499,217	$1,187,854	$311,363	26.2%
Interest expense	599,484	341,813	257,671	75.4
Net interest income	899,733	846,041	53,692	6.3
Provision for credit losses	69,329	65,153	4,176	6.4
Net interest income after provision for credit losses	830,404	780,888	49,516	6.3
Noninterest income	618,962	548,179	70,783	12.9
Noninterest expense	818,031	710,839	107,192	15.1
Income before income taxes	631,335	618,228	13,107	2.1
Provision for income taxes	201,761	201,344	417.2
Net income	$429,574	$416,884	$12,690	3.0%

PER SHARE DATA
Basic earnings	$.79	$.76	$.03	3.9%
Diluted earnings	.78	.75	.03	4.0
Weighted average shares - Basic	543,879,921	552,053,611
Diluted	548,607,865	557,510,572

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.58%	1.68%
Return on average equity	15.32	15.21
Efficiency ratio (taxable equivalent) (2)	52.6	49.9

NOTES:	Applicable ratios are annualized.

(1)

Operating earnings exclude the effect of merger-related charges or credits and nonrecurring items. These amounts totaled $(3.8 million) and $(1.1 million), net of tax, in the fourth quarters of 2005 and 2004, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	For the Twelve Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	12/31/05	12/31/04	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$5,588,499	$4,628,065	$960,434	20.8%
Interest expense	1,980,969	1,198,472	782,497	65.3
Net interest income - taxable equivalent	3,607,530	3,429,593	177,937	5.2
Less: Taxable equivalent adjustment	82,657	81,370	1,287	1.6
Net interest income	3,524,873	3,348,223	176,650	5.3
Provision for credit losses	217,263	249,269	(32,006)	(12.8)
Net interest income after provision for credit losses	3,307,610	3,098,954	208,656	6.7
Noninterest income	2,324,605	2,119,271	205,334	9.7
Noninterest expense	3,133,284	2,890,345	242,939	8.4
Operating earnings before income taxes	2,498,931	2,327,880	171,051	7.3
Provision for income taxes	825,320	766,051	59,269	7.7
Operating earnings (1)	$1,673,611	$1,561,829	$111,782	7.2%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$3.06	$2.83	$.23	8.1%
Diluted earnings	3.04	2.81	.23	8.2
Weighted average shares - Basic	546,916,414	551,661,326
Diluted	551,379,604	556,041,033
Dividends paid per share	$1.46	$1.34	$.12	9.0%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.60%	1.62%
Return on average equity	15.12	14.74
Net yield on earning assets (taxable equivalent)	3.89	4.04
Noninterest income as a percentage of
total income (taxable equivalent) (2)	39.1	37.8
Efficiency ratio (taxable equivalent) (2)	52.5	51.9

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings	$1,763,004	$1,645,828	$117,176	7.1%
Diluted earnings per share	3.20	2.96	.24	8.1
Return on average tangible assets	1.77%	1.79%
Return on average tangible equity	27.82	27.17
Efficiency ratio (taxable equivalent) (2)	50.4	49.7

	For the Twelve Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	12/31/05	12/31/04	$	%

INCOME STATEMENTS
Interest income	$5,505,842	$4,546,695	$959,147	21.1%
Interest expense	1,980,969	1,198,472	782,497	65.3
Net interest income	3,524,873	3,348,223	176,650	5.3
Provision for credit losses	217,263	249,269	(32,006)	(12.8)
Net interest income after provision for credit losses	3,307,610	3,098,954	208,656	6.7
Noninterest income	2,325,622	2,119,271	206,351	9.7
Noninterest expense	3,166,501	2,895,863	270,638	9.3
Income before income taxes	2,466,731	2,322,362	144,369	6.2
Provision for income taxes	812,962	763,987	48,975	6.4
Net income	$1,653,769	$1,558,375	$95,394	6.1%

PER SHARE DATA
Basic earnings	$3.02	$2.82	$.20	7.1%
Diluted earnings	3.00	2.80	.20	7.1
Weighted average shares - Basic	546,916,414	551,661,326
Diluted	551,379,604	556,041,033

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.58%	1.62%
Return on average equity	14.95	14.71
Efficiency ratio (taxable equivalent) (2)	53.1	52.0

NOTES:	Applicable ratios are annualized.

(1)

Operating earnings exclude the effect of merger-related charges or credits and nonrecurring items. These amounts totaled $19.8 million and $3.5 million, net of tax, in 2005 and 2004, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Twelve Months Ended		Increase (Decrease)

(Dollars in thousands)	12/31/05	12/31/04	$	%

CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks	$2,185,571	$1,782,323	$403,248	22.6%
Interest-bearing deposits with banks	410,380	1,003,125	(592,745)	(59.1)
Federal funds sold and other earning assets	286,233	240,387	45,846	19.1
Securities available for sale	19,782,966	18,838,196	944,770	5.0
Securities held to maturity	—	125	(125)	—
Trading securities	706,518	334,256	372,262	111.4
Total securities	20,489,484	19,172,577	1,316,907	6.9
Commercial loans and leases	37,655,471	34,285,096	3,370,375	9.8
Direct retail loans	14,940,638	13,932,879	1,007,759	7.2
Sales finance loans	6,598,509	6,362,990	235,519	3.7
Revolving credit loans	1,347,309	1,276,876	70,433	5.5
Mortgage loans	14,481,561	12,304,760	2,176,801	17.7
Total loans and leases	75,023,488	68,162,601	6,860,887	10.1
Allowance for loan and lease losses	825,300	804,932	20,368	2.5
Total earning assets	96,777,005	88,718,180	8,058,825	9.1
Premises and equipment, net	1,286,909	1,283,546	3,363.3
Goodwill	4,255,998	4,124,241	131,757	3.2
Core deposit and other intangibles	487,525	513,539	(26,014)	(5.1)
Other assets	5,569,471	5,031,234	538,237	10.7
Total assets	109,169,759	100,508,641	8,661,118	8.6
Noninterest-bearing deposits	13,476,939	12,246,248	1,230,691	10.0
Savings and interest checking	4,366,015	4,490,214	(124,199)	(2.8)
Money rate savings	24,548,872	23,427,797	1,121,075	4.8
CDs and other time deposits	31,889,973	27,535,078	4,354,895	15.8
Total deposits	74,281,799	67,699,337	6,582,462	9.7
Fed funds purchased, repos and other borrowings	6,561,719	6,687,872	(126,153)	(1.9)
Long-term debt	13,118,559	11,419,624	1,698,935	14.9
Total interest-bearing liabilities	80,485,138	73,560,585	6,924,553	9.4
Other liabilities	4,078,568	3,827,334	251,234	6.6
Total liabilities	98,040,645	89,634,167	8,406,478	9.4
Total shareholders' equity	$11,129,114	$10,874,474	$254,640	2.3%
Average balances
Securities, at amortized cost	$20,467,160	$18,218,272	$2,248,888	12.3%
Commercial loans and leases	35,869,679	33,013,407	2,856,272	8.7
Direct retail loans	14,464,156	13,147,222	1,316,934	10.0
Sales finance loans	6,459,627	6,228,871	230,756	3.7
Revolving credit loans	1,272,718	1,200,913	71,805	6.0
Mortgage loans	13,451,128	12,517,066	934,062	7.5
Total loans and leases	71,517,308	66,107,479	5,409,829	8.2
Allowance for loan and lease losses	813,206	811,090	2,116.3
Other earning assets	718,325	620,451	97,874	15.8
Total earning assets	92,702,793	84,946,202	7,756,591	9.1
Total assets	104,611,882	96,275,994	8,335,888	8.7
Noninterest-bearing deposits	12,878,120	11,682,911	1,195,209	10.2
Savings and interest checking	4,894,886	4,797,668	97,218	2.0
Money rate savings	23,264,482	21,907,558	1,356,924	6.2
CDs and other time deposits	29,308,871	26,427,935	2,880,936	10.9
Total deposits	70,346,359	64,816,072	5,530,287	8.5
Fed funds purchased, repos and other borrowings	7,385,826	6,590,471	795,355	12.1
Long-term debt	11,958,681	10,886,199	1,072,482	9.9
Total interest-bearing liabilities	76,812,746	70,609,831	6,202,915	8.8
Total shareholders' equity	$11,065,493	$10,596,714	$468,779	4.4%

		As of / For the Quarter Ended

(Dollars in thousands, except per share data)		12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

MISCELLANEOUS INFORMATION

Unrealized depreciation on
securities available for sale, net of tax		$(337,578)	$(266,690)	$(109,439)	$(270,708)	$(87,474)
Derivatives (notional value)		23,679,972	26,131,167	25,976,092	30,496,627	20,509,499
Fair value of derivatives portfolio		(10,600)	(1,869)	157,437	39,680	73,325
Common stock prices:	High	43.92	43.00	40.95	42.24	43.25
	Low	37.39	38.56	37.04	37.68	38.67
	End of period	41.91	39.05	39.97	39.08	42.05
Weighted average shares -	Basic	543,879,921	547,467,864	547,089,165	549,282,008	552,053,611
	Diluted	548,607,865	552,058,757	551,245,112	553,654,679	557,510,572
End of period shares outstanding		543,102,080	548,051,351	546,796,870	548,638,822	550,406,287
End of period banking offices		1,404	1,402	1,407	1,409	1,413
ATMs		1,951	1,944	1,929	1,930	1,930
FTEs		27,745	27,080	26,945	26,526	26,148

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,290,568	$1,227,374	$1,135,417	$1,059,777	$1,016,346
Interest and dividends on securities	223,240	217,507	212,613	199,994	188,030
Interest on short-term investments	6,609	6,331	5,186	3,883	3,569
Total interest income - taxable equivalent	1,520,417	1,451,212	1,353,216	1,263,654	1,207,945
Interest expense
Interest on deposits	387,763	343,489	279,283	241,299	208,404
Interest on fed funds purchased, repos and other borrowings	65,371	58,169	58,546	42,466	28,806
Interest on long-term debt	146,350	129,799	117,890	110,544	104,603
Total interest expense	599,484	531,457	455,719	394,309	341,813
Net interest income - taxable equivalent	920,933	919,755	897,497	869,345	866,132
Less: Taxable equivalent adjustment	21,200	20,763	20,532	20,162	20,091
Net interest income	899,733	898,992	876,965	849,183	846,041
Provision for credit losses	69,329	57,465	49,424	41,045	65,153
Net interest income after provision for
credit losses	830,404	841,527	827,541	808,138	780,888
Noninterest income
Service charges on deposits	141,645	141,072	139,166	120,772	133,590
Mortgage banking income	25,357	35,840	12,367	30,193	26,939
Investment banking and brokerage fees and commissions	69,682	70,036	81,046	68,883	64,733
Trust revenue	36,949	36,552	36,722	30,407	29,113
Insurance commissions	197,372	182,915	181,612	152,290	167,278
Other nondeposit fees and commissions	100,157	97,208	91,558	80,382	84,723
Securities gains (losses), net	(81)	193	(6)	7	52
Other noninterest income	47,881	41,304	41,437	33,687	41,751
Total noninterest income	618,962	605,120	583,902	516,621	548,179
Noninterest expense
Personnel expense	468,098	451,260	450,730	415,116	383,496
Occupancy and equipment expense	112,018	105,656	104,122	105,744	107,480
Foreclosed property expense	5,809	6,322	5,327	5,718	6,876
Amortization of intangibles	29,054	26,540	28,611	28,102	29,342
Loss on early extinguishment of debt	—	—	2,943	—	—
Other noninterest expense	209,008	198,522	196,001	178,583	185,509
Total noninterest expense	823,987	788,300	787,734	733,263	712,703
Operating earnings before income taxes	625,379	658,347	623,709	591,496	616,364
Provision for income taxes	199,576	217,471	210,534	197,739	200,556
Operating earnings (1)	$425,803	$440,876	$413,175	$393,757	$415,808

PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.78	$.81	$.76	$.72	$.75
Diluted earnings	.78	.80	.75	.71	.75
Dividends paid per share	.38	.38	.35	.35	.35

PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.57%	1.64%	1.60%	1.59%	1.68%
Return on average equity	15.18	15.65	15.00	14.64	15.17
Net yield on earning assets (taxable equivalent)	3.82	3.88	3.92	3.95	3.97
Efficiency ratio (taxable equivalent) (2)	53.0	51.7	52.5	52.9	50.1
Noninterest income as a percentage of
total income (taxable equivalent) (2)	40.3	39.2	39.8	36.8	38.6
Average earning assets as a percentage of
average total assets	88.9	88.7	88.4	88.4	88.3
Average loans and leases as a percentage of
average deposits	101.9	100.9	102.1	101.9	101.5

CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (3)
Cash basis operating earnings	$448,866	$462,350	$435,959	$415,829	$438,242
Diluted earnings per share	.82	.84	.79	.75	.79
Return on average tangible assets	1.73%	1.81%	1.77%	1.76%	1.86%
Return on average tangible equity	27.88	28.56	27.82	27.00	27.77
Efficiency ratio (taxable equivalent) (2)	50.9	49.7	50.3	50.6	47.8

NOTES:	Applicable ratios are annualized.

(1)

Operating earnings exclude the effect of merger-related charges or credits and nonrecurring items. These amounts totaled $(3.8 million), $(1.1 million), $26.4 million, $(1.6 million), and $(1.1 million), net of tax, for the quarters ended December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, gains or losses on mortgage servicing rights-related derivatives, merger-related charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,283,225	$1,220,102	$1,128,331	$1,052,821	$1,009,526
Interest and dividends on securities	209,383	204,016	199,167	186,788	174,759
Interest on short-term investments	6,609	6,331	5,186	3,883	3,569
Total interest income	1,499,217	1,430,449	1,332,684	1,243,492	1,187,854
Interest expense
Interest on deposits	387,763	343,489	279,283	241,299	208,404
Interest on fed funds purchased, repos and other borrowings	65,371	58,169	58,546	42,466	28,806
Interest on long-term debt	146,350	129,799	117,890	110,544	104,603
Total interest expense	599,484	531,457	455,719	394,309	341,813
Net interest income	899,733	898,992	876,965	849,183	846,041
Provision for credit losses	69,329	57,465	49,424	41,045	65,153
Net interest income after provision for
credit losses	830,404	841,527	827,541	808,138	780,888
Noninterest income
Service charges on deposits	141,645	141,072	139,166	120,772	133,590
Mortgage banking income	25,357	35,840	12,367	30,193	26,939
Investment banking and brokerage fees and commissions	69,682	70,036	81,046	68,883	64,733
Trust revenue	36,949	36,552	36,722	30,407	29,113
Insurance commissions	197,372	182,915	181,612	152,290	167,278
Other nondeposit fees and commissions	100,157	97,208	91,558	80,382	84,723
Securities gains (losses), net	(81)	193	(6)	7	52
Other noninterest income	47,881	41,304	42,454	33,687	41,751
Total noninterest income	618,962	605,120	584,919	516,621	548,179
Noninterest expense
Personnel expense	468,098	451,260	450,730	415,116	383,496
Occupancy and equipment expense	112,018	105,656	148,080	105,744	107,480
Foreclosed property expense	5,809	6,322	5,327	5,718	6,876
Amortization of intangibles	29,054	26,540	28,611	28,102	29,342
Merger-related and restructuring charges or credits	(5,956)	(1,824)	(404)	(2,557)	(1,864)
Loss on early extinguishment of debt	—	—	2,943	—	—
Other noninterest expense	209,008	198,522	196,001	178,583	185,509
Total noninterest expense	818,031	786,476	831,288	730,706	710,839
Income before income taxes	631,335	660,171	581,172	594,053	618,228
Provision for income taxes	201,761	218,165	194,367	198,669	201,344
Net income	$429,574	$442,006	$386,805	$395,384	$416,884

PER SHARE DATA
Basic earnings	$.79	$.81	$.71	$.72	$.76
Diluted earnings	.78	.80	.70	.71	.75

	For the Quarter Ended

	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income:
Securities and other earning assets:
U.S. Government securities and other earning assets	3.93%	3.77%	3.78%	3.73%	3.69%
Mortgage-backed securities	4.76	4.73	4.72	4.66	4.66
State and municipal securities	6.81	6.74	6.66	6.71	6.52
Trading securities	3.17	2.82	2.05	2.43	1.33

Total securities and other earning assets	4.25	4.14	4.10	4.03	3.92
Loans:
Commercial loans and leases	7.07	6.77	6.40	6.01	5.69
Consumer loans	7.53	7.38	7.20	7.11	6.83
Mortgage loans	5.46	5.45	5.42	5.43	5.41

Total loans	6.90	6.71	6.47	6.25	6.00

Total earning assets	6.30	6.12	5.92	5.75	5.53

Interest expense:
Interest-bearing deposits:
Savings and interest checking	.59	.45	.36	.31	.26
Money rate savings	1.76	1.53	1.25	1.12	.94
CDs and other time deposits	3.51	3.19	2.89	2.60	2.28
Total interest-bearing deposits	2.58	2.31	1.99	1.78	1.53
Fed funds purchased, repos and other borrowings	3.64	3.24	2.86	2.43	1.89
Long-term debt	4.58	4.26	4.07	3.92	3.63

Total interest-bearing liabilities	3.00	2.70	2.40	2.17	1.90

Net yield on earning assets	3.82%	3.88%	3.92%	3.95%	3.97%

NOTES:	(1) Fully taxable equivalent yields. Securities yields calculated based on amortized cost.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$19,782,966	$19,817,145	$20,123,465	$19,562,488	$18,838,196
Securities held to maturity	—	—	—	—	125
Trading securities	706,518	433,652	675,146	478,661	334,256
Total securities	20,489,484	20,250,797	20,798,611	20,041,149	19,172,577
Commercial loans and leases	37,655,471	36,758,121	35,958,821	34,945,215	34,285,096
Direct retail loans	14,940,638	14,738,407	14,529,564	14,158,990	13,932,879
Sales finance loans	6,598,509	6,679,822	6,468,217	6,274,100	6,362,990
Revolving credit loans	1,347,309	1,294,804	1,271,397	1,236,692	1,276,876
Mortgage loans	14,481,561	14,200,691	13,512,617	12,772,935	12,304,760
Total loans and leases	75,023,488	73,671,845	71,740,616	69,387,932	68,162,601
Allowance for loan and lease losses	825,300	817,777	809,318	801,573	804,932
Other earning assets	730,819	709,478	798,810	566,506	1,243,512
Total earning assets	96,777,005	95,054,570	93,512,746	90,424,985	88,718,180
Total assets	109,169,759	107,080,153	105,835,324	102,015,086	100,508,641
Noninterest-bearing deposits	13,476,939	13,499,106	13,197,792	12,646,753	12,246,248
Savings and interest checking	4,366,015	4,443,177	4,641,866	4,481,740	4,490,214
Money rate savings	24,548,872	23,655,727	23,075,292	23,580,611	23,427,797
CDs and other time deposits	31,889,973	31,582,264	30,915,409	26,127,235	27,535,078
Total deposits	74,281,799	73,180,274	71,830,359	66,836,339	67,699,337
Fed funds purchased, repos and other borrowings	6,561,719	6,533,455	7,137,762	9,152,099	6,687,872
Long-term debt	13,118,559	12,376,759	11,955,683	11,126,988	11,419,624
Total interest-bearing liabilities	80,485,138	78,591,382	77,726,012	74,468,673	73,560,585
Total shareholders' equity	11,129,114	11,195,918	11,090,367	10,825,284	10,874,474
Goodwill	4,255,998	4,237,451	4,233,719	4,163,108	4,124,241
Core deposit and other intangibles	487,525	503,686	535,965	507,692	513,539
Total intangibles	4,743,523	4,741,137	4,769,684	4,670,800	4,637,780
Mortgage servicing rights	$451,287	$414,466	$341,676	$390,340	$340,740

Average balances
Securities, at amortized cost	$20,807,541	$20,822,997	$20,613,680	$19,607,324	$18,880,095
Commercial loans and leases	37,181,335	36,335,341	35,399,601	34,528,167	34,058,836
Direct retail loans	14,819,027	14,632,801	14,339,740	14,054,806	13,758,376
Sales finance loans	6,625,486	6,594,830	6,345,207	6,267,566	6,244,775
Revolving credit loans	1,307,724	1,281,964	1,248,176	1,252,297	1,239,100
Mortgage loans	14,381,114	13,869,588	13,052,966	12,475,302	12,143,726
Total loans and leases	74,314,686	72,714,524	70,385,690	68,578,138	67,444,813
Allowance for loan and lease losses	818,743	814,934	810,545	808,470	817,720
Other earning assets	797,372	795,338	657,433	620,364	660,714
Total earning assets	95,919,599	94,332,859	91,656,803	88,805,826	86,985,622
Total assets	107,844,163	106,360,541	103,663,680	100,478,992	98,541,446
Noninterest-bearing deposits	13,343,220	13,144,471	12,771,153	12,238,571	12,436,447
Savings and interest checking	4,831,399	4,928,280	5,010,228	4,809,025	4,767,397
Money rate savings	23,712,873	23,200,228	22,945,871	23,193,960	22,943,275
CDs and other time deposits	31,061,201	30,819,138	28,214,800	27,079,998	26,306,639
Total deposits	72,948,693	72,092,117	68,942,052	67,321,554	66,453,758
Fed funds purchased, repos and other borrowings	7,118,752	7,123,027	8,218,309	7,085,742	6,053,669
Long-term debt	12,717,191	12,111,140	11,599,714	11,390,424	11,489,627
Total interest-bearing liabilities	79,441,416	78,181,813	75,988,922	73,559,149	71,560,607
Total shareholders' equity	$11,126,630	$11,176,928	$11,050,089	$10,904,662	$10,907,344

SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$7,453,988	$7,454,705	$6,681,308	$6,767,299	$6,687,082
Total	11,610,547	11,648,384	10,854,492	10,575,173	10,571,126
Risk-weighted assets	80,428,571	78,417,224	76,415,717	73,936,837	72,675,079
Average quarterly tangible assets	103,741,008	102,009,127	99,316,641	96,134,396	94,162,547
Risk-based capital ratios:
Tier 1	9.3%	9.5%	8.7%	9.2%	9.2%
Total	14.4	14.9	14.2	14.3	14.5
Leverage capital ratio	7.2	7.3	6.7	7.0	7.1
Equity as a percentage of total assets	10.2	10.5	10.5	10.6	10.8
Book value per share	$20.49	$20.43	$20.28	$19.73	$19.76
Tangible book value per share (2)	11.76	11.78	11.56	11.22	11.33

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.

(1)	Current quarter risk-based capital information is preliminary.

(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended

(Dollars in thousands)	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$830,344	$827,325	$822,464	$828,301	$825,665
Allowance for acquired (sold) loans, net	(970)	—	—	—	1,795
Provision for credit losses	69,329	57,465	49,424	41,045	65,153
Charge-offs
Commercial loans and leases	(27,790)	(19,414)	(17,572)	(12,892)	(30,668)
Direct retail loans	(11,313)	(16,131)	(12,368)	(11,484)	(13,149)
Sales finance loans	(27,314)	(22,517)	(16,792)	(21,689)	(23,479)
Revolving credit loans	(15,994)	(13,179)	(12,552)	(12,693)	(13,149)
Mortgage loans	(1,347)	(1,502)	(1,728)	(1,476)	(1,352)

Total charge-offs	(83,758)	(72,743)	(61,012)	(60,234)	(81,797)

Recoveries
Commercial loans and leases	5,891	8,863	6,626	4,043	7,788
Direct retail loans	2,345	2,381	2,714	2,399	2,566
Sales finance loans	3,586	3,973	4,333	4,275	4,559
Revolving credit loans	2,841	2,740	2,737	2,540	2,489
Mortgage loans	162	340	39	95	83

Total recoveries	14,825	18,297	16,449	13,352	17,485

Net charge-offs	(68,933)	(54,446)	(44,563)	(46,882)	(64,312)

Ending balance	$829,770	$830,344	$827,325	$822,464	$828,301

Allowance For Credit Losses
Allowance for loan and lease losses	$825,300	$817,777	$809,318	$801,573	$804,932
Reserve for unfunded lending commitments	4,470	12,567	18,007	20,891	23,369

Total	$829,770	$830,344	$827,325	$822,464	$828,301

Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$109,276	$111,954	$115,367	$127,220	$143,420
Direct retail loans	49,102	46,668	44,672	47,194	46,187
Sales finance loans	18,742	20,463	17,237	17,306	14,670
Revolving credit loans	233	304	348	266	349
Mortgage loans	51,526	51,183	52,130	62,476	64,010

Total nonaccrual loans and leases	228,879	230,572	229,754	254,462	268,636

Foreclosed real estate	48,315	51,504	62,036	60,147	69,324
Other foreclosed property	22,420	21,692	16,550	18,199	19,579
Restructured loans	515	523	531	537	555

Nonperforming assets	$300,129	$304,291	$308,871	$333,345	$358,094

Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$16,953	$11,532	$10,821	$15,036	$9,986
Direct retail loans	20,814	18,197	14,718	13,857	19,917
Sales finance loans	22,137	16,661	16,398	18,864	21,205
Revolving credit loans	4,713	4,840	3,886	4,067	4,837
Mortgage loans	38,828	33,385	33,494	31,432	44,225

Total loans 90 days or more past due
and still accruing	103,445	84,615	79,317	83,256	100,170

Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.14%	.11%	.11%	.12%	.15%

Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.31%	.31%	.32%	.37%	.39%
Nonperforming assets as a percentage of:
Total assets	.27	.28	.29	.33	.36
Loans and leases plus
foreclosed property	.40	.41	.43	.48	.52
Net charge-offs as a percentage of
average loans and leases	.37	.30	.25	.28	.38
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.25	.19	.16	.17	.27
Allowance for loan and lease losses as
a percentage of loans and leases	1.10	1.11	1.13	1.16	1.18
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.11	1.12	1.14	1.17	1.19
Ratio of allowance for loan and lease losses to:
Net charge-offs	3.02	x	3.79	x	4.53	x	4.22	x	3.15	x
Nonaccrual and restructured loans and leases	3.60	3.54	3.51	3.14	2.99

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.

(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

As of / For the Twelve Months Ended	Increase (Decrease)

(Dollars in thousands)	12/31/05	12/31/04	$	%

Allowance For Credit Losses
Beginning balance	$828,301	$793,398	$34,903	4.4%
Allowance for acquired (sold) loans, net	(970)	20,909	(21,879)	NM
Provision for credit losses	217,263	249,269	(32,006)	(12.8)
Charge-offs
Commercial loans and leases	(77,668)	(100,442)	22,774	(22.7)
Direct retail loans	(51,296)	(48,152)	(3,144)	6.5
Sales finance loans	(88,312)	(89,886)	1,574	(1.8)
Revolving credit loans	(54,418)	(52,349)	(2,069)	4.0
Mortgage loans	(6,053)	(5,850)	(203)	3.5

Total charge-offs	(277,747)	(296,679)	18,932	(6.4)

Recoveries
Commercial loans and leases	25,423	24,271	1,152	4.7
Direct retail loans	9,839	9,820	19.2
Sales finance loans	16,167	16,552	(385)	(2.3)
Revolving credit loans	10,858	9,779	1,079	11.0
Mortgage loans	636	982	(346)	(35.2)

Total recoveries	62,923	61,404	1,519	2.5

Net charge-offs	(214,824)	(235,275)	20,451	8.7

Ending balance	$829,770	$828,301	$1,469.2%

Allowance For Credit Losses
Allowance for loan and lease losses	$825,300	$804,932	$20,368	2.5%
Reserve for unfunded lending commitments	4,470	23,369	(18,899)	(80.9)

Total	$829,770	$828,301	$1,469.2%

Asset Quality Ratios
Net charge-offs as a percentage of
average loans and leases	.30%	.36%
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.19	.24
Ratio of allowance for loan and lease losses to
net charge-offs	3.84	x	3.42	x

	Percentage Increase (Decrease)

	QTD	Annualized Link QTD	YTD
	4Q05 vs. 4Q04	4Q05 vs. 3Q05	2005 vs. 2004

PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (2)
Average Balances
Commercial loans and leases	9.2%	9.2%	7.9%
Direct retail loans	7.3	5.0	8.8
Sales finance loans	6.0	1.8	3.6
Revolving credit loans	5.5	8.0	6.0
Mortgage loans (3)	18.5	14.8	11.5
Total loans and leases (3)	10.1	8.8	8.4
Noninterest-bearing deposits	7.3	6.0	9.8
Interest-bearing transaction accounts	4.4	6.4	4.4
CDs and other time deposits	18.1	3.1	9.8
Other deposits	2.3	5.6	4.3
Total deposits	9.8%	4.7%	7.5%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS
BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (2)
Net interest income - taxable equivalent	6.2%	.5%	4.3%
Noninterest income
Service charges on deposits	6.0	1.6	3.4
Mortgage banking income (4)	22.7	55.5	7.9
Investment banking and brokerage fees and commissions	(0.8)	(2.0)	4.5
Trust revenue	5.5	4.3	2.5
Insurance commissions	9.9	25.1	3.7
Other nondeposit fees and commissions	18.0	12.0	15.5
Securities gains (losses), net	NM	NM	NM
Other income	14.5	62.6	3.4
Total noninterest income (4)	9.4	16.7	5.3
Noninterest expense
Personnel expense	17.9	14.4	4.9
Occupancy and equipment expense	3.1	22.4	0.7
Other noninterest expense	7.1	21.6	5.1
Total noninterest expense	12.4%	17.6%	4.4%

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.

(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

(2)	Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2005 and 2004.

(3)	Adjusted for the average impact of $210 million and $1.0 billion in mortgage loans securitized in the fourth quarter of 2005 and third quarter of 2004, respectively.

(4)	Excludes the net impact of provisions for or recaptures of the impairment of mortgage servicing rights and gains or losses on mortgage servicing rights-related derivatives.

NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 13	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (1):
Ending balance	$451,750	$447,942	$442,424	$432,618	$434,053
Less: valuation allowance	(20,537)	(50,034)	(116,978)	(56,484)	(107,636)
Net balance	431,213	397,908	325,446	376,134	326,417

Mortgage Servicing Rights Valuation Allowance:
Beginning balance	$50,034	$116,978	$56,484	$107,636	$112,944
Provisions for impairment	—	—	61,161	—	—
Recaptures	(29,407)	(66,666)	—	(51,079)	(404)
Other-than-temporary impairment	(90)	(278)	(667)	(73)	(4,904)
Ending balance	20,537	50,034	116,978	56,484	107,636

Residential Mortgage Loan Originations	$2,450,434	$3,130,026	$2,687,824	$2,260,384	$2,370,483

Residential Mortgage Servicing Portfolio:
Loans serviced for others	$26,624,810	$26,547,319	$26,579,866	$25,575,478	$25,569,089
Bank owned loans serviced	14,481,561	14,200,691	13,512,617	12,772,935	12,304,760
Total servicing portfolio	41,106,371	40,748,010	40,092,483	38,348,413	37,873,849
Weighted Average Coupon Rate	5.83%	5.82%	5.83%	5.84%	5.86%
Weighted Average Servicing Fee	.349	.349	.349	.347	.347

	For the Quarter Ended

(Dollars in thousands, except per share data)	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

RECONCILIATION TABLE
Net income	$429,574	$442,006	$386,805	$395,384	$416,884
Merger-related items, net of tax	(3,771)	(1,130)	(249)	(1,627)	(1,076)
Other, net of tax (4)	—	—	26,619	—	—
Operating earnings	425,803	440,876	413,175	393,757	415,808
Amortization of intangibles, net of tax	18,305	16,718	18,026	17,705	18,557
Amortization of mark-to-market adjustments, net of tax	4,758	4,756	4,758	4,367	3,877
Cash basis operating earnings	448,866	462,350	435,959	415,829	438,242

Return on average assets	1.58%	1.65%	1.50%	1.60%	1.68%
Effect of merger-related items, net of tax	(.01)	(.01)	—	(.01)	—
Effect of other, net of tax (4)	—	—	.10	—	—
Operating return on average assets	1.57	1.64	1.60	1.59	1.68
Effect of amortization of intangibles, net of tax (2)	.14	.15	.15	.15	.16
Effect of amortization of mark-to-market adjustments,
net of tax	.02	.02	.02	.02	.02
Cash basis operating return on average
tangible assets	1.73	1.81	1.77	1.76	1.86

Return on average equity	15.32%	15.69%	14.04%	14.70%	15.21%
Effect of merger-related items, net of tax	(.14)	(.04)	(.01)	(.06)	(.04)
Effect of other, net of tax (4)	—	—	.97	—	—
Operating return on average equity	15.18	15.65	15.00	14.64	15.17
Effect of amortization of intangibles, net of tax (2)	12.40	12.62	12.52	12.07	12.36
Effect of amortization of mark-to-market adjustments,
net of tax	.30	.29	.30	.29	.24
Cash basis operating return on average
tangible equity	27.88	28.56	27.82	27.00	27.77

Efficiency ratio (taxable equivalent) (3)	52.6%	51.5%	55.4%	52.7%	49.9%
Effect of merger-related items	.4	.2	—	.2	.2
Effect of other (4)	—	—	(2.9)	—	—
Operating efficiency ratio (3)	53.0	51.7	52.5	52.9	50.1
Effect of amortization of intangibles	(1.9)	(1.8)	(1.9)	(2.0)	(2.1)
Effect of amortization of mark-to-market adjustments	(.2)	(.2)	(.3)	(.3)	(.2)
Cash basis operating efficiency ratio (3)	50.9	49.7	50.3	50.6	47.8

Basic earnings per share	$.79	$.81	$.71	$.72	$.76
Effect of merger-related items, net of tax	(.01)	—	—	—	(.01)
Effect of other, net of tax (4)	—	—	.05	—	—
Operating basic earnings per share	.78	.81	.76	.72	.75

Diluted earnings per share	$.78	$.80	$.70	$.71	$.75
Effect of merger-related items, net of tax	—	—	—	—	—
Effect of other, net of tax (4)	—	—	.05	—	—
Operating diluted earnings per share	.78	.80	.75	.71	.75
Effect of amortization of intangibles, net of tax	.03	.03	.03	.03	.03
Effect of amortization of mark-to-market adjustments,
net of tax	.01	.01	.01	.01	.01
Cash basis operating diluted earnings per share	.82	.84	.79	.75	.79

NOTES:	Applicable ratios are annualized.

(1)

Balances exclude commercial mortgage servicing rights totaling $20.1 million, $16.6 million, $16.2 million, $14.2 million and $14.3 million, as of December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively.

(2)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.

(3)

Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related items and nonrecurring charges, where applicable.

(4)	Reflects a one-time charge related to the accounting for leases totaling $26.6 million, net of tax, in the second quarter of 2005.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 14	Investor Relations	FAX (336) 733-3132

	For the Twelve Months Ended

(Dollars in thousands, except per share data)	12/31/05	12/31/04

RECONCILIATION TABLE
Net income	$1,653,769	$1,558,375
Merger-related items, net of tax	(6,777)	3,454
Other, net of tax (3)	26,619	—
Operating earnings	1,673,611	1,561,829
Amortization of intangibles, net of tax	70,754	67,264
Amortization of mark-to-market adjustments, net of tax	18,639	16,735
Cash basis operating earnings	1,763,004	1,645,828

Return on average assets	1.58%	1.62%
Effect of merger-related items, net of tax	(.01)	—
Effect of other, net of tax (3)	.03	—
Operating return on average assets	1.60	1.62
Effect of amortization of intangibles, net of tax (1)	.15	.16
Effect of amortization of mark-to-market adjustments, net of tax	.02	.01
Cash basis operating return on average tangible assets	1.77	1.79

Return on average equity	14.95%	14.71%
Effect of merger-related items, net of tax	(.07)	.03
Effect of other, net of tax (3)	.24	—
Operating return on average equity	15.12	14.74
Effect of amortization of intangibles, net of tax (1)	12.41	12.15
Effect of amortization of mark-to-market adjustments, net of tax	.29	.28
Cash basis operating return on average tangible equity	27.82	27.17

Efficiency ratio (taxable equivalent) (2)	53.1%	52.0%
Effect of merger-related items	.2	(.1)
Effect of other (3)	(.8)	—
Operating efficiency ratio (2)	52.5	51.9
Effect of amortization of intangibles	(1.9)	(2.0)
Effect of amortization of mark-to-market adjustments	(.2)	(.2)
Cash basis operating efficiency ratio (2)	50.4	49.7

Basic earnings per share	$3.02	$2.82
Effect of merger-related items, net of tax	(.01)	.01
Effect of other, net of tax (3)	.05	—
Operating basic earnings per share	3.06	2.83

Diluted earnings per share	$3.00	$2.80
Effect of merger-related items, net of tax	(.01)	.01
Effect of other, net of tax (3)	.05	—
Operating diluted earnings per share	3.04	2.81
Effect of amortization of intangibles, net of tax	.12	.12
Effect of amortization of mark-to-market adjustments, net of tax	.04	.03
Cash basis operating diluted earnings per share	3.20	2.96

NOTES:	Applicable ratios are annualized.

(1)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.

(2)

Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related items and nonrecurring charges, where applicable.

(3)	Reflects a one-time charge related to the accounting for leases totaling $26.6 million, net of tax, in the second quarter of 2005.